Exhibit 99.1
FOR IMMEDIATE RELEASE
ALLIANCE SEMICONDUCTOR COMPLETES SALE OF
INTEREST IN SOLAR VENTURES
SANTA CLARA, Calif.—(BUSINESS WIRE)—March 1, 2007—Alliance Semiconductor Corporation (ALSC.PK) announced that on February 28, 2007, the company completed the previously announced sale of its 73.31% interest in Solar Venture Partners, L.P., a venture capital partnership, to several funds affiliated with Willowridge Incorporated and Thomas Weisel Partners for $5.0 million in cash.
Contacts:
Alliance Semiconductor Corporation, Santa Clara, CA
Melvin L. Keating, President and Chief Executive Officer
408-855-4900